NOTE

February 22, 2007
$100,000.00

Broward County, Florida
Property Address: 936-940 NW 1st Street., Fort Lauderdale, FL 33311

1. BORROWER'S PROMISE TO PAY

In return for a loan that the undersigned has received, the undersigned promise to pay U.S. $100,000.00 (this amount is called "principal"), plus interest, to the order of Lender. The Lender is GKR ASSOCIATES, LLC, a Florida limited liability company. The undersigned understands that the Lender may transfer this Note. The Lender or anyone who takes this Note by transfer and who is entitled to receive payments Under this Note is called the "Note Holder."

2. INTEREST

Interest will be charged on unpaid principal until the full amount of principal has been paid. The undersigned will pay interest at a yearly rate of 6.99%.

3. PAYMENTS.

(A) Time and Place of Payments.

The undersigned will pay principal and interest by making payments every month.
The undersigned will make monthly payments of principal and interest accrued on the unpaid principal balance for the preceding month on the twenty second (22nd) day of each month beginning on March 22, 2007, and will make these payments every month until all of the principal and interest and any other charges described below that may be owed under this Note are paid. All payments will be applied to interest before principal. On February 22, 2012, which is called the "maturity date"., the undersigned will pay the principal sum remaining and all other amounts which the undersigned owes under this Note.
All payments shall be made at c/o Rockland Properties, LLC, attn: Kenny Hale 1314 East Las Olas Boulevard #1114, Fort Lauderdale, FL 33301, or at a different place if required by the Note Holder.

(B) Amount of Monthly Payments

The monthly payment will be in the amount of U.S. $1,979.65.

4. BORROWER'S RIGHT TO PREPAY:

This Note is prepayable in full or in part at any time, without prepayment penalty.

5. LOAN CHARGES

If a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (I) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from me which exceed permitted limits will be refunded The Note Holder may choose to make this refund by reducing the principal owed under this Note or by making a direct payment to the undersigned.

6. BORROWER’S FAILURE TO PAY AS REQUIRED

(A) Late Charges for Overdue Payments

If the Note Holder has not received the full amount of any monthly payment by the end of five (5) business days after the date it is due, the undersigned will pay a late charge to the, Note Holder. The amount of the charge will be TEN PERCENT (10.0%) of the overdue monthly payment, which shall be paid promptly but only once on each late payment.

(B) Default

If the full amount of each monthly payment is not paid on the date it is due, a default will exist.

(C) Acceleration

If any monthly payment is not paid within fifteen (15) days of when it is due, the Note Holder may require immediate payment of the full amount of principal and all the interest owed on that amount.

(D) No Waiver by Note Holder

Even if, at a time when a default exists, the Note Holder does not require immediate payment in full as described above, the Note Holder will still have the right to do so if a default exists at a later time.

(E) Payment of Note Holder's Costs and Expenses.

If the Note Holder has required immediate payment in full as described above, the Note Holder will have the right to recover from the undersigned all of its costs and expenses in enforcing this Note to the extent not prohibited by applicable law. Those expenses may include, for example reasonable attorneys' fees.

7. GIVING OF NOTICES

Unless applicable law requires a different method, any notice that must be given to the undersigned under this Note will be given by delivering it or mailing it by first class mail at 940 NW 1st Street., Fort Lauderdale, FL 33311 or at a different address if the Note Holder has been given notice of a different address.

Any notice that must be given to the Note Holder under this note will be given by mailing it by first class mail to the Note Holder at the address stated in Section 3(A) above or at a different address if the undersigned is given a notice of that different address.

8. WAIVERS

The undersigned and any person who has obligations under this Note waive the rights of presentment and notice of dishonor. "Presentment” means the right to require the Note Holder to demand payment of amounts due. "Notice of Dishonor' means the right to require the Note Holder to give notice to other persons that amounts due have not been paid.

9. SECURED NOTE

In Addition to the protections given to the Note Holder under this Note, Mortgage (the “Security Instrument"), dated the same date as this Note, protects the Note Holder from possible losses which might result if the promises made in this Note are not kept. The Security Instrument describes how and under what conditions the undersigned may be required to make immediate payment in full of all amounts owed under this Note.

TREBOR INDUSTRIES, INC., a Florida corporation, Borrower	(SEAL)

BY:	/s/Robert M. Carmichael
Robert M. Carmichael President